Exhibit 23.1

[letterhead Of Deloitte & Touche]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-91048 on Form S-3 of our report dated March 10, 2005, relating to the financial statements of Gas Transmission Northwest Corporation, (a wholly-owned subsidiary of TransCanada American Investments Ltd.) appearing in this Annual Report on Form 10-K of Gas Transmission Northwest Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Portland, Oregon

March 10, 2005